Exhibit 99.1
FOR IMMEDIATE RELEASE
Innuity, Inc. Receives Second Financing Tranche from
Previous Agreement
Completed Due Diligence Encourages Imperium Master Fund, Ltd. To Issue Second Round of Financing
REDMOND, Wash. (May 24, 2007) — Innuity, Inc. (OTCBB: INNU), a Software as a Service (SaaS) company that designs, acquires and integrates applications to deliver affordable solutions to small businesses, has received the second $1.0 million tranche of the previously announced debt financing with Imperium Master Fund, Ltd., through which Innuity raised an aggregate of $2.0 million through a private placement of 15% senior secured notes and warrants to purchase up to 1,128,000 shares of its common stock at an exercise price of $0.01 per share. The notes bear interest at 15% per annum, payable monthly, and are due May 3, 2008. The warrants are exercisable for a period of three years.
Under terms of the Securities Purchase Agreement, Imperium’s obligation to make the second $1.0 million investment was subject to certain conditions, including the completion of Imperium’s additional due diligence.
“We are pleased to have received this second round of funds from Imperium” said John Wall, Innuity’s chairman and chief executive officer. “In addition to providing us with necessary capital to improve our balance sheet and financial position, this additional capital will allow us to continue to move forward with our core business initiatives that are aimed at both customer acquisition and growing revenue per customer.”
In connection with the financing, Innuity agreed to file a registration statement on Form SB-2 with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon exercise of the warrants. Kaufman Bros., L.P. acted as the exclusive financial advisor to Innuity for this financing. For additional information, please refer to Innuity’s current report on Form 8-K with respect to this transaction.
About Innuity
Headquartered in Redmond, WA, Innuity is a Software as a Service (SaaS) company that designs, acquires and integrates applications to deliver solutions for small business. Innuity’s Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners and vendors and efficiently manage their businesses. Innuity delivers its on-demand applications through its Internet technology platform, Innuity Velocity™. The Velocity technology platform enables use-based pricing, provides the opportunity to choose applications individually or as an integrated suite and ensures minimum start-up costs and maintenance. For more information on Innuity, go to www.innuity.com.
Forward-Looking Statements
This release contains information about management’s view of Innuity’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to, risks and uncertainties associated with our ability to develop or offer additional internet technology applications and solutions in a timely and cost-effective manner. If we are unable to develop, license, acquire or otherwise offer through arrangements with third parties the additional services that our customers desire, or if any of our existing or future relationships with these third parties were to be terminated, we could lose our ability to provide key internet technology solutions at cost-effective prices to our customers, which could hinder our ability to introduce new products and services and could cause our revenues to decline. Additional risks and uncertainties include our financial condition and those other risk factors described in our quarterly reports on Form 10-QSB, our annual report on Form 10-KSB, and other documents we file periodically with the Securities and Exchange Commission.
Contacts:
Jordan Silverstein or Christine Berni
The Investor Relations Group
212-825-3120 (office)
jsilverstein@investorrelationsgroup.com
cberni@investorrelationsgroup.com
Shivonne Byrne
Innuity, Inc.
425-968-0306
shivonne@innuity.com